Squire & Company, PC
Certified Public Accountants and Business Consultants
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1329 South 800 East o Orem, Utah 84097-7700 o (801)225-6900 o Fax (801)226-7739


May 18, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statement included under Item 4.01 in the Form 8-K dated May 18, 2005, of Datigen.com, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statement therein insofar as they relate to our firm.

Very truly yours,

/s/ Squire & Company, PC

Squire & Company, PC